Rule 424b3 333154256

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
OneFourth 14 of One 1 Share
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK OF
COLRUYT SA
INCORPORATED UNDER
THE LAWS OF BELGIUM
The Bank of New York Mellon as
depositary hereinafter called the
Depositary hereby certifies i that
there have been deposited with
the Depositary or its agent
nominee custodian clearing
agency or correspondent the
securities described above Shares
or evidence of the right to receive
such Shares ii that at the date
hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares
shown above and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called and
except as otherwise herein
expressly provided is entitled
upon surrender at the Corporate
Trust Office of the Depositary
New York New York of this
Receipt duly endorsed for transfer
and upon payment of the charges
as provided on the reverse of this
Receipt and in compliance with
applicable laws or governmental
regulations at Owners option 1 to
delivery at the office of the agent
nominee custodian clearing
agency or correspondent of the
Depositary to a person specified
by Owner of the amount of
Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have such
Deposited Securities forwarded at
his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including such
evidence of the right to receive
the same and any and all other
securities cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein.  The word
Owner wherever used in this
Receipt shall mean the name in
which this Receipt is registered
upon the books of the Depositary
from time to time.  The
Depositarys Corporate Trust
Office is located at a different
address than its principal
executive office. Its Corporate
Trust Office is located at 101
Barclay Street New York New
York 10286 and its principal
executive office is located at One
Wall Street New York New York
10286.
1.
RECEIPTS.
This American Depositary Receipt
this Receipt is one of a continuing
issue of American Depositary
Receipts collectively the Receipts
all evidencing rights of like tenor
with respect to the Deposited
Securities and all issued or to be
issued upon the terms and subject
to the conditions herein provided
which shall govern the continuing
arrangement by the Depositary
with respect to initial deposits as
well as the rights of holders and
Owners of Receipts subsequent to
such deposits.
The issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement
herein provided for.
The issuance of Receipts against
deposits generally may be
suspended or the issuance of
Receipts against the deposit of
particular Shares may be withheld
if such action is deemed
necessary or advisable by the
Depositary at any time and from
time to time because of any
requirements of any government
or governmental body or
commission or for any other
reason.  The Depositary assumes
no liability with respect to the
validity or worth of the Deposited
Securities.
2.
TRANSFER OF RECEIPTS.
Until the surrender of this Receipt
in accordance with the terms
hereof the Depositary will
maintain an office in the Borough
of Manhattan The City of New
York for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may during regular business hours
inspect the transfer books
maintained by the Depositary that
list the Owners of the Receipts.
 The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in
person or by duly authorized
attorney upon surrender of this
Receipt properly endorsed for
transfer or accompanied by
proper instruments of transfer and
funds sufficient to pay any
applicable transfer taxes and the
fees and expenses of the
Depositary and upon compliance
with such regulations if any as the
Depositary may establish for such
purpose.  This Receipt may be
split into other such Receipts or
may be combined with other such
Receipts into one Receipt
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered.  Upon such split or
combination not involving a
transfer a charge will be made as
provided herein.  The Depositary
may close the transfer books at
any time or from time to time
when deemed expedient by it in
connection with the performance
of its duties hereunder.
3.
PROOF OF CITIZENSHIP OR
RESIDENCE.
The Depositary may require any
holder or Owner of Receipts or
any person presenting securities
for deposit against the issuance of
Receipts from time to time to file
such proof of citizenship or
residence and to furnish such
other information by affidavit or
otherwise and to execute such
certificates and other instruments
as may be necessary or proper to
comply with any laws or
regulations relating to the issuance
or transfer of Receipts the receipt
or distribution of dividends or
other property or the taxation
thereof or of receipts or deposited
securities and the Depositary may
withhold the issuance or
registration of transfer of any
Receipt or payment of such
dividends or delivery of such
property from any holder Owner
or other person as the case may be
who shall fail to file such proofs
certificates or other instruments.
4.
TRANSFERABILITY
RECORDOWNERSHIP.
It is a condition of this Receipt
and every successive holder and
Owner of this Receipt by
accepting or holding the same
consents and agrees that title to
this Receipt when properly
endorsed or accompanied by
proper instruments of transfer is
transferable by delivery with the
same effect as in the case of a
negotiable instrument provided
however that prior to the due
presentation of this Receipt for
registration of transfer as above
provided and subject to the
provisions of Article 9 below the
Depositary notwithstanding any
notice to the contrary may treat
the person in whose name this
Receipt is registered on the books
of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
5.
TAX LIABILITY.
The Depositary shall not be liable
for any taxes or governmental or
other assessments or charges that
may become payable in respect of
the Deposited Securities but a
ratable part of any and all of the
same whether such tax assessment
or charge becomes payable by
reason of any present or future
law statute charter provision
bylaw regulation or otherwise
shall be payable by the Owner
hereof to the Depositary at any
time on request.  Upon the failure
of the holder or Owner of this
Receipt to pay any such amount
the Depositary may sell for
account of such Owner an amount
of the Deposited Securities equal
to all or any part of the amount
represented by this Receipt and
may apply the proceeds in
payment of such obligations the
Owner hereof remaining liable for
any deficiency.
6.
REPRESENTATIONS AND
WARRANTIES.
Every person presenting Shares
for deposit shall be deemed
thereby to represent and warrant
that such Shares and each
certificate if any therefor are
validly issued fully paid and
nonassessable that such Shares
were not issued in violation of
any preemptive or similar rights of
the holders of any securities and
that the person making such
deposit is duly authorized so to
do.  Every such person shall also
be deemed to represent that the
deposit of such securities and the
sale of American Depositary
Shares representing such Shares
by that person in the United States
are not restricted under the
Securities Act of 1933 as
amended the Securities Act of
1933.  Such representations and
warranties shall survive the
deposit of such securities and
issuance of Receipts.
This Receipt is issued subject and
all rights of the holder or Owner
hereof are expressly subject to the
terms and conditions set forth on
both sides of this Receipt all of
which form a part of the
agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
7.
REPORTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary the Depositary
believed based on limited
investigation that the issuer of the
Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required
by foreign law or otherwise or ii
published information in English
on its Internet website at
www.colruyt.be or another
electronic information delivery
system generally available to the
public in its primary trading
market in either case in
compliance with Rule 12g32b
under the Securities and Exchange
Act of 1934 as in effect and
applicable to that issuer at that
time.  However the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action
if that issuer is not complying with
those requirements.
The Depositary shall be under no
obligation to give notice to the
holder or Owner of this Receipt of
any meeting of shareholders or of
any report of or communication
from the issuer of the Deposited
Securities or of any other matter
concerning the affairs of such
issuer except as herein expressly
provided.  The Depositary
undertakes to make available for
inspection by holders and Owners
of the Receipts at its Corporate
Trust Office any reports and
communication received from the
issuer of the Deposited Securities
that are both i received by the
Depositary as the holder of the
Deposited Securities and ii made
generally available to the holders
of the Deposited Securities by the
issuer thereof.  Such reports and
communications will be available
in the language in which they
were received by the Depositary
from the issuer of the Deposited
Securities except to the extent if
any that the Depositary in its sole
discretion elects to both i translate
into English any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations if any available for
inspection by holders and Owners
of the Receipts.  The Depositary
has no obligation of any kind to
translate any of such reports or
communications or to make such
translation if any available for
such inspection.
The Depositary may in its
discretion exercise in any manner
or not exercise any and all voting
rights that may exist in respect of
the Deposited Securities.  The
Depositary may but assumes no
obligation to notify Owners of an
upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited
Securities. Upon the written
request of the Owner of this
Receipt and payment to it of any
expense involved the Depositary
may in its sole discretion but
assumes no obligation to exercise
any voting rights with respect to
the amount of the Deposited
Securities represented by the
American Depositary Shares
evidenced by this Receipt in
accordance with that request.
8.
DISTRIBUTIONS.
Until the surrender of this Receipt
the Depositary a shall distribute or
otherwise make available to the
Owner hereof at a time and in
such manner as it shall determine
any distributions of cash Shares or
other securities or property other
than subscription or other rights
and b may distribute or otherwise
make available to the Owner
hereof at a time and in such
manner as it shall determine any
distributions of subscription or
other rights in each case received
with respect to the amount of
Deposited Securities represented
hereby after deduction or upon
payment of the fees and expenses
of the Depositary described in
Article 13 below and the
withholding of any taxes in
respect thereof provided however
that the Depositary shall not make
any distribution for which it has
not received satisfactory
assurances which may be an
opinion of United States counsel
that the distribution is registered
under or is exempt from or not
subject to the registration
requirements of the Securities Act
of 1933 or any other applicable
law.  If the Depositary is not
obligated under the preceding
sentence to distribute or make
available a distribution under the
preceding sentence the Depositary
may sell such Shares other
securities subscription or other
rights securities or other property
and the Depositary shall distribute
the net proceeds of a sale of that
kind to the Owners entitled to
them after deduction or upon
payment of the fees and expenses
of the Depositary described in
Article 13 below and the
withholding of any taxes in
respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional
securities the Depositary may in
its discretion sell the amount of
securities or property equal to the
aggregate of those fractions.  In
the case of subscription or other
rights the Depositary may in its
discretion issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the
disposition to be made of such
subscription or other rights.  If the
Depositary does not distribute or
make available to Owners or sell
distributed subscription or other
rights the Depositary shall allow
those rights to lapse.  Sales of
subscription or other rights
securities or other property by the
Depositary shall be made at such
time and in such manner as the
Depositary may deem advisable.
If the Depositary shall find in its
opinion that any cash distribution
is not convertible in its entirety or
with respect to the Owners of a
portion of the Receipts on a
reasonable basis into U.S. Dollars
available to it in the City of New
York or if any required approval
or license of any government or
agency for such conversion is
denied or is not obtainable within
a reasonable period the
Depositary may in its discretion
make such conversion and
distribution in U.S. Dollars to the
extent possible at such time and
rates of conversion as the
Depositary shall deem appropriate
to the Owners entitled thereto and
shall with respect to any such
currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective
accounts of such Owners
uninvested and without liability
for interest thereon in which case
the Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
9.
RECORD DATES
ESTABLISHED BY
DEPOSITARY.
Whenever any cash dividend or
other cash distribution shall
become payable or any
distribution other than cash shall
be made or whenever rights shall
be offered with respect to
Deposited Securities or whenever
the Depositary shall receive notice
of any meeting of Owners of
Deposited Securities or whenever
it is necessary or desirable to
determine the Owners of Receipts
the Depositary will fix a record
date for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend
distribution or rights or the net
proceeds of the sale thereof to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the
record date was set.
10.
CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon i any change in nominal
value or any subdivision
combination or any other
reclassification of the Deposited
Securities or ii any recapitalization
reorganization sale of assets
substantially as an entirety merger
or consolidation affecting the
issuer of the Deposited Securities
or to which it is a party or iii the
redemption by the issuer of the
Deposited Securities at any time
of any or all of such Deposited
Securities provided the same are
subject to redemption then and in
any such case the Depositary shall
have the right to exchange or
surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other
shares securities cash or property
to be issued or delivered in lieu of
or in exchange for or distributed
or paid with respect to such
Deposited Securities.  Upon any
such exchange or surrender the
Depositary shall have the right in
its discretion to call for surrender
of this Receipt in exchange upon
payment of fees and expenses of
the Depositary for one or more
new Receipts of the same form
and tenor as this Receipt but
describing the substituted
Deposited Securities.  In any such
case the Depositary shall have the
right to fix a date after which this
Receipt shall only entitle the
Owner to receive such new
Receipt or Receipts.  The
Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of
Receipts provided that in the case
of any redemption of less than all
of the Deposited Securities the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be redeemed
and shall mail notice of
redemption only to the Owners of
Receipts evidencing those
American Depositary Shares.  The
sole right of the Owners of
Receipts evidencing American
Depositary Shares designated for
redemption after the mailing of
such notice of redemption shall be
to receive the cash rights and
other property applicable to the
same upon surrender to the
Depositary and upon payment of
its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
11.
LIABILITY OF DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or
future law of the United States of
America any state thereof or of
any other country or of any
governmental or regulatory
authority or by reason of any
provision present or future of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited
Securities the Depositary shall be
prevented delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed ii by
reason of any nonperformance or
delay caused as specified in
clause i above in the performance
of any act or thing which by the
terms of this Receipt it is provided
shall or may be done or
performed iii by reason of any
exercise of or failure to exercise
any discretion provided for herein
iv for the inability of any Owner
or holder to benefit from any
distribution offering right or other
benefit which is made available to
holders of Deposited Securities
but is not made available to
Owners or holders v for any
special consequential or punitive
damages for any breach of the
terms of this Receipt or vi arising
out of any act of God terrorism or
war or any other circumstances
beyond its control.
The Depositary shall not be
responsible for any failure to
carry out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that
is cast either with or without the
request of any Owner or for not
exercising any right to vote any
Deposited Securities.
The Depositary does not assume
any obligation and shall not be
subject to any liability to holders
or Owners hereunder other than
agreeing to act without negligence
or bad faith in the performance of
such duties as are specifically set
forth herein.
The Depositary shall be under no
obligation to appear in prosecute
or defend any action suit or other
proceeding in respect of any of
the Deposited Securities or in
respect of the Receipts on behalf
of Owners or holders or any other
persons.  The Depositary shall not
be liable for any action or
nonaction by it in reliance upon
the advice of or information from
legal counsel accountants or any
other persons believed by it in
good faith to be competent to give
such advice or information.
The Depositary subject to Article
14 hereof may itself become the
owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in
Receipts of this issue.
12.
TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
The Depositary may at any time
terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice
of such termination to the Owners
of all Receipts then outstanding at
their addresses appearing upon the
books of the Depositary at least
thirty days prior to the date fixed
in such notice for termination.  On
and after such date of termination
the Owner hereof upon surrender
of this Receipt at the Corporate
Trust Office of the Depositary
will be entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions and upon payment of a
fee at the rates provided herein
with respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.  The
Depositary may convert any
dividends received by it in cash
after the termination date into U.S.
Dollars as herein provided and
after deducting therefrom the fees
of the Depositary and referred to
herein and any taxes and
governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit
of the Owners of the respective
Receipts.  As to any Receipts not
so surrendered within thirty days
after such date of termination the
Depositary shall thereafter have
no obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may
sell any remaining Deposited
Securities in such manner as it
may determine and may thereafter
hold uninvested the net proceeds
of any such sale or sales together
with any dividends received prior
to such sale or the U.S. Dollars
received on conversion thereof
unsegregated and without liability
for any interest thereon for the
pro rata benefit of the Owners of
the Receipts that have not
 theretofore been surrendered for
cancellation such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.
 After making such sale or if no
such sale can be made after the
expiration of one year from such
date of termination the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the
Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees charges and
expenses of the Depositary or of
the Deposited Securities in case
no sale can be made upon
surrender of the Receipts.
13.
CERTAIN FEES AND
CHARGES OF THE
DEPOSITARY.
The Depositary may charge any
party depositing or withdrawing
Shares any party transferring or
surrendering Receipts any party to
whom Receipts are issued
including issuance pursuant to a
stock dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners as applicable i fees for
the delivery or surrender of
Receipts and deposit or
withdrawal of Shares ii fees for
distributing cash Shares or other
property received in respect of
Deposited Securities iii taxes and
other governmental charges iv
registration or custodial fees or
charges relating to the Shares v
cable telex and facsimile
transmission expenses vi foreign
currency conversion expenses and
fees vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The
Depositarys fees and charges may
differ from those of other
depositaries.  The Depositary
reserves the right to modify
reduce or increase its fees upon
thirty 30 days notice to the Owner
hereof.  The Depositary will
provide without charge a copy of
its latest schedule of fees and
charges to any party requesting it.
The Depositary may charge fees
for receiving deposits and issuing
Receipts for delivering Deposited
Securities against surrendered
Receipts for transfer of Receipts
for splits or combinations of
Receipts for distribution of each
cash or other distribution on
Deposited Securities for sales or
exercise of rights or for other
services performed hereunder.
 The Depositary reserves the right
to modify reduce or increase its
fees upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide without
charge a copy of its latest fee
schedule to any party requesting
it.
14.
PRERELEASE OF RECEIPTS.
Notwithstanding any other
provision of this Receipt the
Depositary may execute and
deliver Receipts prior to the
receipt of Shares PreRelease. The
Depositary may deliver Shares
upon the receipt and cancellation
of Receipts which have been
PreReleased whether or not such
cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased.
 The Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person or its
customer owns the Shares or
Receipts to be remitted as the case
may be b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate c terminable by
the Depositary on not more than
five 5 business days notice and d
subject to such further indemnities
and credit regulations as the
Depositary deems appropriate.
 The number of American
Depositary Shares which are
outstanding at any time as a result
of PreReleases will not normally
exceed thirty percent 30% of the
Shares deposited with the
Depositary provided however that
the Depositary reserves the right
to change or disregard such limit
from time to time as it deems
appropriate.
The Depositary may retain for its
own account any compensation
received by it in connection with
the foregoing.
15.
COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms of this
Receipt to the contrary the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a
manner which would violate the
United States securities laws
including but not limited to
Section 1A1 of the General
Instructions to the Form F6
Registration Statement as
amended from time to time under
the Securities Act of 1933.
16.
GOVERNING LAW VENUE
OF ACTIONS JURY TRIAL
WAIVER.
This Receipt shall be interpreted
and all rights hereunder and
provisions hereof shall be
governed by the laws of the State
of New York.
All actions and proceedings
brought by any Owner or holder
of this Receipt against the
Depositary arising out of or
relating to the Shares or other
Deposited Securities the American
Depositary Shares or the Receipts
or any transaction contemplated
herein shall be litigated only in
courts located within the State of
New York.
EACH OWNER AND HOLDER
HEREBY IRREVOCABLY
WAIVES TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW ANY RIGHT
IT MAY HAVE TO A TRIAL BY
JURY IN ANY SUIT ACTION
OR PROCEEDING AGAINST
THE DEPOSITARY DIRECTLY
OR INDIRECTLY ARISING OUT
OF OR RELATING TO THE
SHARES OR OTHER
DEPOSITED SECURITIES THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS OR
ANY TRANSACTION
CONTEMPLATED HEREIN OR
THE BREACH HEREOF
INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT TORT OR ANY
OTHER THEORY.
17.
AMENDMENT OF RECEIPTS.

The form of the Receipts and the
agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become
effective as to outstanding
Receipts until the expiration of
thirty 30 days after notice of such
amendment shall have been given
to the Owners of outstanding
Receipts provided however that
such thirty 30 days notice shall in
no event be required with respect
to any amendment which shall
impose or increase any taxes or
other governmental charges
registration fees cable telex or
facsimile transmission costs
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time any
amendment so becomes effective
shall be deemed by continuing to
hold such Receipt to consent and
agree to such amendment and to
be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to
surrender such Receipt and
receive therefor the amount of
Deposited Securities represented
by the American Depositary
Shares evidenced thereby except
in order to comply with
mandatory provisions of
applicable law.